EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-141097) of Iomai Corporation’s 2005 Incentive Plan,

(2)	Registration Statement (Form S-1 No. 333-138768) of Iomai Corporation,

(3)	Registration Statement (Form S-8 No. 333-131694) of Iomai Corporation’s 2006 Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-131693) of Iomai Corporation’s 2005 Incentive Plan,
of our report dated March 19, 2007, with respect to the financial statements of Iomai Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
McLean, Virginia
March 23, 2007